Exhibit 1.1

PhaseBio Pharmaceuticals, Inc.

[•] Shares

Common Stock

($0.001 par value)

Underwriting Agreement

New York, New York

[•], 2018

Citigroup Global Markets Inc.

Cowen and Company, LLC

Stifel, Nicolaus & Company, Incorporated

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Cowen and Company, LLC

599 Lexington Avenue

New York, New York 10022

c/o Stifel, Nicolaus & Company, Incorporated

One Montgomery Street, Suite 3700

San Francisco, CA 94104

Ladies and Gentlemen:

PhaseBio Pharmaceuticals, Inc., a corporation organized under the laws of Delaware (the “Issuer”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom Citigroup Global Markets Inc., Cowen and Company, LLC and Stifel, Nicolaus & Company, Incorporated (the “Representatives”) are acting as representatives, [•] shares of common stock, $0.001 par value per share(“Common Stock”) of the Issuer (said shares to be issued and sold by the Issuer being hereinafter called the “Underwritten Securities”). The Issuer also proposes to grant to the Underwriters an option to purchase up to [•] additional shares of Common Stock to cover over-allotments, if any (the “Option Securities;” the Option Securities, together with the Underwritten Securities, hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. The offering and sale of the Securities contemplated by this agreement (the “Underwriting Agreement”) is referred to herein as the “Offering.”1

1. Representations and Warranties. The Issuer represents and warrants to, and agrees with, each Underwriter as set forth below:

(a) The Issuer has prepared and filed with the Securities and Exchange Commission (the “SEC”) a registration statement (file number 333-227474) on Form S-1 including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the SEC pursuant to Rule 424(b) under the Securities Act (as defined herein) and deemed part of such registration statement pursuant to Rule 430A under the Securities Act, as amended at the Execution Time (as defined herein) and, in the event any post-effective amendment thereto or any registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act relating to the Offering (the “Rule 462(b) Registration Statement”) becomes effective prior to the Closing Date (as defined herein), shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be (the “Registration Statement”), including a related preliminary prospectus, for registration under the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder (the “Securities Act”) of the Offering. Such Registration Statement, including any amendments thereto filed prior to the date and time that this Underwriting Agreement is executed and delivered by the parties hereto (the “Execution Time”), has become effective under the Securities Act. The Issuer may have filed one or more amendments thereto, including a related preliminary prospectus relating to the Securities which is used prior to the filing of the Prospectus (the “Preliminary Prospectus”), each of which has previously been furnished to you. The Issuer will file with the SEC a final prospectus relating to the Securities in accordance with Rule 424(b) after the Execution Time (the “Prospectus”). As filed, such Prospectus shall contain all information required by the Securities Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Issuer has advised you, prior to the Execution Time, will be included or made therein;

(b) On each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective (the “Effective Date”), the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) under the Securities Act and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable

[1]	To be revised to include applicable rep/covenant/expense/indemnity provisions if a directed share program is administered by Citi.

requirements of the Securities Act and the rules thereunder; on the Effective Date, at the Execution Time and on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuer makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Issuer by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof;

(c) The “Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities, (ii) any issuer free writing prospectus, as defined in Rule 433 under the Securities Act (the “Issuer Free Writing Prospectuses”), if any, identified in Schedule II hereto and (iii) any other free writing prospectus, as defined in Rule 405 under the Securities Act (a “Free Writing Prospectus”) that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. (i) The Disclosure Package, (ii) each electronic road show, when taken together as a whole with the Disclosure Package and (iii) any individual Written Testing-the-Waters Communication (as defined herein), when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Issuer by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof;

(d) (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Issuer was not and is not an ineligible issuer, as defined in Rule 405 under the Securities Act (an “Ineligible Issuer”), without taking account of any determination by the SEC pursuant to Rule 405 that it is not necessary that the Issuer be considered an Ineligible Issuer;

(e) From the time of initial confidential submission of the Registration Statement to the SEC (or, if earlier, the first date on which the Issuer engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters

Communication) through the Execution Time, the Issuer has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act;

(f) The Issuer (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Issuer reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Issuer has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act;

(g) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Issuer by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof;

(h) The Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where such failure would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Issuer, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”);

(i) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Preliminary Prospectus and the Prospectus under the headings “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders,” “Risk Factors – “Risks Related to Our Intellectual Property,” “Risk Factors –

Risks Related to Legal and Regulatory Compliance Matters,” and “Business – Government Regulation and Product Approval” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings;

(j) This Underwriting Agreement has been duly authorized, executed and delivered by the Issuer;

(k) The Issuer is not and, immediately after giving effect to the Offering and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended;

(l) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Securities Act, the listing rules of the Nasdaq Global Market and the applicable rules of the Financial Industry Regulatory Authority, Inc. and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus;

(m) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Issuer pursuant to, (i) the charter or by-laws of the Issuer, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Issuer is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Issuer of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuer or any of its properties, except in the cases of clauses (ii) and (iii) for such conflict, breach, violation or imposition as would not reasonably be expected to have a Material Adverse Effect;

(n) No holders of securities of the Issuer have rights to the registration of such securities under the Registration Statement except for such as have been effectively waived in connection with this Offering.

(o) The historical financial statements and schedules of the Issuer included in the Preliminary Prospectus, the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Issuer as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); The selected financial data set forth under the caption “Selected Financial Data” in the Preliminary

Prospectus, the Prospectus and Registration Statement fairly present in all material respects, on the basis stated in the Preliminary Prospectus, the Prospectus and the Registration Statement, the information included therein;

(p) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or its or their property is pending or, to the best knowledge of the Issuer, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Underwriting Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto);

(q) Each of the Issuer owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, except for intellectual property, which is separately addressed in subsection (ll) below, and except as would not reasonably be expected to have a Material Adverse Effect;

(r) The Issuer is not in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuer or any of its properties, as applicable, except in the case of clauses (ii) and (iii), for such violation or default as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(s) KPMG LLP, who have certified certain financial statements of the Issuer and delivered their report with respect to the audited financial statements and schedules included in the Disclosure Package and the Prospectus, are independent public accountants with respect to the Issuer within the meaning of the Securities Act and the applicable published rules and regulations thereunder;

(t) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Underwriting Agreement or the issuance by the Issuer or sale by the Issuer of the Securities;

(u) The Issuer has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect.

(v) No labor problem or dispute with the employees of the Issuer exists or, to the knowledge of the Issuer, is threatened or imminent, and the Issuer is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers, that would reasonably be expected to have a Material Adverse Effect;

(w) The Issuer is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Issuer reasonably believes are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Issuer or its business, assets, employees, officers and directors are in full force and effect; the Issuer is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Issuer under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Issuer has not been refused any insurance coverage sought or applied for; and the Issuer has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect;

(x) The Issuer possesses all licenses, certificates, permits and other authorizations required to be issued by all applicable authorities necessary to conduct its business, except where the failure to possess such licenses, certificates, permits and other authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and the Issuer has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect;

(y) The Issuer maintains a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Issuer’s internal controls over financial reporting are effective at the reasonable assurance level and the Issuer is not aware of any material weakness in its internal controls over financial reporting (it being understood that as of the date hereof, the Issuer is not required to comply with Section 404 of the Sarbanes Oxley Act (as defined herein));

(z) The Issuer maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Securities and Exchange Act of 1934, as amended and the rules and regulations of the SEC promulgated thereunder (the “Exchange Act”); such disclosure controls and procedures are effective at the reasonable assurance level;

(aa) The Issuer has not taken, directly or indirectly, without giving effect to activities by the Underwriters, any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Securities;

(bb) The Issuer is (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business and (iii) has not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in the Disclosure Package and the Prospectus, the Issuer has not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended;

(cc) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan (as defined herein), determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Issuer that would reasonably be expected to have a Material Adverse Effect; and (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Issuer that would reasonably be expected to have a Material Adverse Effect. None of the following events has occurred or, to the Issuer’s knowledge, is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Issuer compared to the amount of such contributions made in the most recently completed fiscal year of the Issuer; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Issuer compared to the amount of such obligations in the most recently completed fiscal year of the Issuer; (iii) any event or condition giving rise to a liability under Title IV of ERISA that would reasonably be expected to have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Issuer related to their employment that would reasonably be expected to have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Issuer may have any liability;

(dd) There is and has been no failure on the part of the Issuer and any of the Issuer’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection thereunder (the “Sarbanes-Oxley Act”), that are in effect and with which the Issuer is required to comply as of the effectiveness of the Registration Statement;

(ee) Neither the Issuer nor, to the knowledge of the Issuer, any director, officer, agent, employee, affiliate or other person acting on behalf of the Issuer is aware of or has taken any action, directly or indirectly, that would result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Issuer has instituted and maintains policies and procedures designed to ensure compliance therewith. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder;

(ff) The operations of the Issuer are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer with respect to the Money Laundering Laws is pending or, to the best knowledge of the Issuer, threatened;

(gg) Neither the Issuer nor, to the knowledge of the Issuer, any director, officer, agent, employee or affiliate of the Issuer (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union (including sanctions administered or enforced by Her Majesty’s Treasury of the United Kingdom) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of this Offering, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or would result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the Offering, whether as underwriter, advisor, investor or otherwise);

(hh) The Issuer has not engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding three years, nor does the Issuer have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country;

(ii) The Issuer has no subsidiaries;

(jj) The Issuer (i) is and at all times has been in compliance in all material respects with all statutes, rules and regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, advertising, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Issuer including, without limitation the Federal Food, Drug and Cosmetic Act (21 U.S.C. §301 et seq.), the federal Anti-Kickback Statute (42 U.S.C. §1320a-7b(b)), the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, and the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Affordability Reconciliation Act of 2010, the regulations promulgated pursuant to such laws, and any successor government programs and comparable state laws, regulations relating to Good Clinical Practices and Good Laboratory Practices and all other local, state, federal, national, supranational and foreign laws, manual provisions, policies and administrative guidance relating to the regulation of the Issuer (collectively, the “Applicable Laws”); (ii) has not received any written notice from any court or arbitrator or governmental or regulatory authority or third party alleging or asserting noncompliance with any Applicable Laws or any licenses, exemptions, certificates, approvals, clearances, authorizations, permits, registrations and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”), except for such non-compliance as would not reasonably be expected to have a Material Adverse Effect; (iii) possesses all Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations, except where the absence of any such Authorization would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (iv) has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations nor, to the Issuer’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened; (v) has received any written notice that any court or arbitrator or governmental or regulatory authority has taken, is taking or intends to take, action to limit, suspend, materially modify or revoke any Authorizations nor, to the Issuer’s knowledge, is any such limitation, suspension, modification or revocation threatened; (vi) has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate in all material respects on the date filed (or were corrected or supplemented by a subsequent submission), except where the failure to so file, obtain, maintain or submit or the failure of such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendment would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and (vii) is not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority.

(kk) The clinical and pre-clinical trials conducted by or on behalf of or sponsored by the Issuer, or in which the Issuer has participated, that are described in the Registration Statement, the Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, the Disclosure Package and the Prospectus, as applicable, and are intended to be submitted to Regulatory Authorities as a basis for product approval, were and, if still pending, are being conducted in all material respects in accordance with standard medical and scientific research procedures and all applicable statutes, rules and regulations of the U.S. Food and Drug Administration and comparable drug regulatory agencies outside of the United States to which it is subject (collectively, the “Regulatory Authorities”), including, without limitation, 21 C.F.R. Parts 50, 54, 56, 58, and 312, and current Good Clinical Practices and Good Laboratory Practices; the descriptions in the Registration Statement, the Disclosure Package or the Prospectus of the results of such studies and trials are accurate and complete in all material respects and fairly present the data derived from such trials; the Issuer has no knowledge of any other trials the results of which are inconsistent with or otherwise call into question the results described or referred to in the Registration Statement, Disclosure Package and the Prospectus; the Issuer has operated and is currently in compliance in all material respects with all applicable statutes, rules and regulations of the Regulatory Authorities; the Issuer has not received any written notices, correspondence or other communication from the Regulatory Authorities or any governmental authority which could lead to the termination or suspension of any clinical or pre-clinical trials that are described in the Registration Statement, the Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, Disclosure Package or the Prospectus, and, to the Issuer’s knowledge, there are no reasonable grounds for same.

(ll) The Issuer owns, possesses, licenses or has other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Issuer’s business as now conducted or as proposed in the Disclosure Package and Prospectus to be conducted, except, in each case, where the failure to own, possess, license or have such other rights that would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in the Disclosure Package and the Prospectus (a) to the Issuer’s knowledge, there are no rights of third parties to any such Intellectual Property; (b) to the Issuer’s knowledge, there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Issuer’s knowledge, threatened action, suit, proceeding or claim by others challenging the Issuer’s rights in or to any such Intellectual Property, and the Issuer is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the Issuer’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Issuer is unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or, to the Issuer’s knowledge, threatened action, suit, proceeding or claim by others that the Issuer infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Issuer is unaware of any other fact which would form a reasonable basis for any such claim; (f) to the Issuer’s knowledge, there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Disclosure Package and the Prospectus as being owned by or licensed to the Issuer or that interferes with the issued or pending claims of any such Intellectual Property; and (g) there is no prior art of which the Issuer is aware that may render any U.S. patent held by the Issuer invalid or any U.S. patent application held by the Issuer un-patentable which has not been disclosed to the U.S. Patent and Trademark Office;

(mm) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Issuer (i) does not have any material lending or other relationship with any bank or lending affiliate of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of the Underwriters; and

(nn) Except (i) as disclosed in the Registration Statement, the Disclosure Package and as contemplated by this Agreement and (ii) for the arrangement of the Issuer with Solebury Capital LLC (“Solebury”) whereby Solebury is acting as a financial advisor in connection with the transactions contemplated hereby, there are no contracts, agreements or understandings between the Issuer and any person that would give rise to a valid claim against the Issuer or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this Offering.

(oo) Nothing has come to the attention of the Issuer that has caused the Issuer to believe that the statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(pp) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(qq) (i) Except as may be included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, (x) to the Issuer’s knowledge, there has been no material security breach or other material compromise of or relating to any of the Issuer’s information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and (y) the Issuer has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or other material compromise to their IT Systems and Data; (ii) the Issuer is presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; and (iii) the Issuer has implemented backup and disaster recovery technology consistent with industry standards and practices.

Any certificate signed by any officer of the Issuer and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Issuer, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuer, at a purchase price of $[•] per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto; and

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to [•] Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Issuer and payable on the Underwritten Securities but not payable on the Option Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written notice by the Representatives to the Issuer setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at [10:00 AM, Eastern Standard Time], on [•], 2018, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Issuer or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). For purposes herein, “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York, New York. Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Issuer by wire transfer payable in same-day funds to an account specified by the Issuer. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Issuer will deliver the Option Securities (at the expense of the Issuer) to the Representatives, at 388 Greenwich Street, New York, New York, 10013 on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Issuer by wire transfer payable in same-day funds to an account specified by the Issuer. If settlement for the Option Securities occurs after the Closing Date, the Issuer will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5. Agreements. The Issuer agrees with the several Underwriters that:

(a) Prior to the termination of the Offering, the Issuer will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Issuer has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Issuer will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the SEC pursuant to the applicable paragraph of Rule 424(b) under the Securities Act within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Issuer will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the SEC pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the SEC, (ii) when, prior to termination of the Offering, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the SEC or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Issuer will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable;

(b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b) under the Securities Act, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Issuer will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request;

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (“Rule 172”)), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act or the rules thereunder, the Issuer promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the SEC, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request;

(d) As soon as practicable, the Issuer will make generally available to its security holders and to the Representatives an earnings statement or statements of the Issuer which will satisfy the provisions of Section 11(a) of Rule 158 under the Securities Act;

(e) Upon request, the Issuer will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Issuer will pay the expenses of printing or other production of all documents relating to the Offering;

(f) The Issuer will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate and will use its reasonable best efforts to maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Issuer be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g) The Issuer will not, without the prior written consent of Citigroup Global Markets Inc. and Cowen and Company, LLC, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Issuer or any affiliate of the Issuer or any person in privity with the Issuer or any affiliate of the Issuer) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement, provided, however, that the Issuer may (i) issue and sell shares of Common Stock (or any securities convertible into, or exercisable or exchangeable for shares of Common Stock) pursuant to any employee stock option plan, incentive plan, employee stock purchase plan, stock ownership plan or dividend reinvestment plan of the Issuer in effect at the Execution Time or described in the Disclosure Package and the Prospectus, (ii) issue Common Stock issuable upon the conversion or exercise of securities or the exercise of warrants outstanding at the Execution Time, (iii) file one or more registration statements on Form S-8, (iv) offer, issue or sell shares of Common Stock, or any securities convertible into, or exercisable or exchangeable for, Common Stock in connection with any merger, acquisition or strategic investment (including any joint venture, strategic alliance, partnership, collaboration, licensing agreement, manufacturing or distribution arrangement or similar transaction) as long as (x) the aggregate number of shares of Common Stock issued or issuable does not exceed 10% of the number of shares of Common Stock outstanding immediately after the Offering and (y) each recipient of any such Common Stock issued or issuable agrees to the restrictions on the resale of securities that are consistent with the lock-up letters described in Section 6(g) hereof for the remainder of the 180-day restricted period.

(h) If Citigroup Global Markets Inc. and Cowen and Company, LLC, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 6(j) hereof for an officer or director of the Issuer and provides the Issuer with notice of the impending release or waiver at least three Business Days before the effective date of the release or waiver, the Issuer agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two Business Days before the effective date of the release or waiver;

(i) The Issuer will not take, directly or indirectly, without giving effect to the activities by the Underwriters, any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Securities;

(j) The Issuer agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the SEC of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Underwriting Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the Offering; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the Nasdaq Global Market; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings), with such fees and expenses of counsel contained in clauses (vi) and (vii) not to exceed $30,000 in the aggregate; (viii) the transportation and other expenses incurred by or on behalf of Issuer representatives in connection with presentations to prospective purchasers of the Securities; [provided, however, that if the Representatives and the Issuer mutually agree that an aircraft shall be chartered in connection with the “road show” for the Securities, the Issuer shall only be responsible for one-half of the cost and expenses of such aircraft and the Underwriters shall be responsible for the balance]; (ix) the fees and expenses of the Issuer’s accountants and the fees and expenses of counsel (including local and special counsel) for the Issuer; and (x) all other costs and expenses incident to the performance by the Issuer of its obligations hereunder;

(k) The Issuer agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Issuer that, unless it has or shall have obtained, as the case may be, the prior written consent of the Issuer, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Issuer with the SEC or retained by the Issuer under Rule 433 under the Securities Act (“Rule 433”), provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Issuer is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Issuer agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping;

(l) The Issuer will notify promptly the Representatives if the Issuer ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Securities within the meaning of the Securities Act and (b) completion of the 180-day restricted period referred to in Section 5(g) hereof; and

(m) If at any time following the distribution of any Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Issuer will (i) notify promptly the Representatives so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as may be reasonably requested.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Issuer contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Issuer made in any certificates pursuant to the provisions hereof, to the performance by the Issuer of its obligations hereunder and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b) under the Securities Act; any material required to be filed by the Issuer pursuant to Rule 433(d) under the Securities Act shall have been filed with the SEC within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened;

(b) The Issuer shall have requested and caused Cooley LLP, counsel for the Issuer, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives.

(c) The Issuer shall have requested and caused Cooley LLP, intellectual property counsel for the Issuer, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives.

(d) The Representatives shall have received from Goodwin Procter LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Issuer shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters;

(e) The Issuer shall have furnished to the Representatives a certificate of the Issuer, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Issuer, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the Offering, and this Underwriting Agreement and that:

(i) the representations and warranties of the Issuer in this Underwriting Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Issuer has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Issuer’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(f) The Issuer shall have requested and caused KPMG LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Disclosure Package, and each free writing prospectus, if any.

(g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Issuer, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(h) Prior to the Closing Date, the Issuer shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(i) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Issuer’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(j) The Securities shall have been listed and admitted and authorized for trading on the Nasdaq Global Market, and satisfactory evidence of such actions shall have been provided to the Representatives.

(k) At the Execution Time, the Issuer shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Issuer and substantially all of the stockholders and option holders of the Issuer, addressed to the Representatives.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Underwriting Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Underwriting Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Underwriting Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Issuer in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Goodwin Procter LLP, counsel for the Underwriters, at 620 Eighth Avenue, New York, New York 10018, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Issuer to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Issuer will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all documented out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution.

(a) The Issuer agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates within the meaning of Rule 405 under the Act and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus, or the Prospectus, any Issuer Free Writing Prospectus, or any Written Testing-the-Waters Communication or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other out-of-pocket expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Issuer by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Issuer may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Issuer, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Issuer within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuer to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Issuer by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Issuer acknowledges that the statements set forth[(i) in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting” or “Plan of Distribution”, (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable and documented fees, costs and expenses of such separate counsel (which, if the Issuer is the indemnifying party, shall be limited to one such separate counsel for any Underwriter together with all persons who control such Underwriter within the meaning of the Exchange Act or the Securities Act, and no more than three such separate counsel for all of the Underwriters) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent (which shall not be unreasonably withheld) of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Issuer and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Issuer and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and by the Underwriters on the other from the Offering. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuer and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Issuer shall be deemed to be equal to the total net proceeds from the Offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Issuer on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuer and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Offering exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate within the meaning of Rule 405 under the Securities Act and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Issuer within the meaning of either the Securities Act or the Exchange Act, each officer of the Issuer who shall have signed the Registration Statement and each director of the Issuer shall have the same rights to contribution as the Issuer, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Underwriting Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Underwriting Agreement will terminate without liability to any non-defaulting Underwriter or the Issuer. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Underwriting Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Issuer and any non-defaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Underwriting Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Issuer prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Issuer’s Common Stock shall have been suspended by the SEC, the Nasdaq Global Market or trading in securities generally on the New York Stock Exchange or the Nasdaq Global Market shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Issuer or its officers and of the Underwriters set forth in or made pursuant to this Underwriting Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Issuer or any of the officers, directors, employees, agents, affiliates within the meaning of Rule 405 under the Act or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Underwriting Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to

Citigroup Global Markets Inc. General Counsel, fax no.: 1(646) 291-1469), and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; to Cowen and Company, LLC, fax no. 1(646) 562-1124 (with such fax to be confirmed by telephone to (1(415) 646-7200) and to be confirmed to the Head of Equity Capital Markets, Cowen and Company, LLC at 599 Lexington Avenue, New York, New York, 10022 and to, Attention: Head of Equity Capital Markets; and to Stifel, Nicolaus & Company, Incorporated at One Montgomery Street, Suite 3700, San Francisco, California 94104, Attention: General Counsel; or, if sent to PhaseBio Pharmaceuticals, Inc., will be mailed, delivered or telefaxed to Regus Del Mar, 12707 High Bluff Drive, Suite 200, San Diego, California 92130, Attention: Jonathan Mow.

13. Successors. This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. Jurisdiction. The Issuer agrees that any suit, action or proceeding against the Issuer brought by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Underwriting Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Issuer hereby appoints Jonathan Mow, PhaseBio Pharmaceuticals, Inc., Regus Del Mar, 12707 High Bluff Drive, Suite 200, San Diego, California 92130, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Underwriting Agreement or the transactions contemplated herein that may be instituted in any State or U.S. federal court in The City of New York and County of New York, by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Issuer hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Issuer agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer. Notwithstanding the foregoing, any action arising out of or based upon this Underwriting Agreement may be instituted by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in Delaware.

15. No Fiduciary Duty. The Issuer hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Underwriting Agreement is an arm’s-length commercial transaction between the Issuer, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Issuer and (c) the Issuer’s engagement of the Underwriters in connection with the Offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Issuer agrees that it is solely responsible for making its own judgments in connection with the Offering (irrespective of whether any of the Underwriters has advised or is currently advising the Issuer on related or other matters). The Issuer agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Issuer, in connection with such transaction or the process leading thereto.

16. Integration. This Underwriting Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuer and the Underwriters, or any of them, with respect to the subject matter hereof.

17. Applicable Law. This Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18. Waiver of Jury Trial. The Issuer and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Underwriting Agreement or the transactions contemplated hereby.

19. Counterparts. This Underwriting Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Issuer and the several Underwriters.

Very truly yours,
PhaseBio Pharmaceuticals, Inc.

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.
Citigroup Global Markets Inc.
By:
Name:
Title:

Cowen and Company, LLC

By:
Name:
Title:

Stifel, Nicolaus & Company, Incorporated

By:
Name:
Title:

For themselves and the other several Underwriters named in Schedule I to the foregoing Underwriting Agreement.

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
Citigroup Global Markets Inc.	[•]
Cowen and Company, LLC	[•]
Stifel, Nicolaus & Company	[•]
Needham & Company, LLC	[•]

Total

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SCHEDULE II

Schedule of Free Writing Prospectuses included in the Disclosure Package

2

SCHEDULE III

Schedule of Written Testing-the-Waters Communication

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[Form of Lock Up Agreement]	EXHIBIT A

PhaseBio Pharmaceuticals, Inc.

Public Offering of Common Stock

[●], 2018

Citigroup Global Markets Inc.

Cowen and Company, LLC

Stifel, Nicolaus & Company, Incorporated

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Cowen and Company, LLC

One Maritime Plaza, 9th Floor

San Francisco, California 94111

c/o Stifel, Nicolaus & Company, Incorporated

One Montgomery Street, Suite 3700

San Francisco, California 94104

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed underwriting agreement (the “Underwriting Agreement”), between PhaseBio Pharmaceuticals, Inc., a Delaware corporation (the “Issuer”), and each of you as representatives of a group of Underwriters named therein (the “Underwriters”), relating to an underwritten public offering of Common Stock, $0.001 par value (the “Common Stock”), of the Issuer (the “Offering”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc. and Cowen and Company, LLC (collectively, the “Representatives”), offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Issuer or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to

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effect any such transaction, for a period from the date hereof through 180 days after the date of the Underwriting Agreement (the “Lock-Up Period”), other than:

(i)	sales of Common Stock by the undersigned to the underwriters pursuant to the Underwriting Agreement;

(ii)	transactions relating to shares of Common Stock or other securities acquired in the Offering or in open market transactions after the completion of the Offering;

(iii)	transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or charitable contribution;

(iv)

exercise of stock options or warrants to purchase shares of Common Stock or the vesting of stock awards of Common Stock and any related transfer of shares of Common Stock to the Issuer in connection therewith (x) deemed to occur upon the “cashless” or “net” exercise of such options or warrants or (y) for the purpose of paying the exercise price of such options or warrants or for paying taxes due as a result of the exercise of such options or warrants, the vesting of such options, warrants or stock awards, or as a result of the vesting of such shares of Common Stock, it being understood that all shares of Common Stock received upon such exercise, vesting or transfer will remain subject to the restrictions of this agreement during the Lock-Up Period;

(v)

transfers to the spouse, domestic partner, parent, child or grandchild or first cousin of the undersigned (each, an “Immediate Family Member”) or to a trust formed for the direct or indirect benefit of the undersigned or an Immediate Family Member;

(vi)	transfers by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary, trustee or Immediate Family Member of the undersigned;

(vii)	transfers pursuant to a divorce settlement agreement or decree or a qualified domestic relations order as defined in the United States Employee Retirement Income Security Act of 1974, as amended;

(viii)

transfers of Common Stock or securities convertible into or exchangeable for Common Stock to any affiliate (as such term is defined in Rule 405 of the Securities Act of 1933, as amended), limited partners, general partners, limited liability company members or stockholders of the undersigned, or if the undersigned is a corporation to any wholly owned subsidiary of such corporation; and

(ix)

the establishment of a trading plan pursuant to Rule 10b-5-1 under the Exchange Act for the transfer of shares of Common Stock or securities convertible into or exchangeable for Common Stock, provided that such plan does not provide for

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the transfer of shares of Common Stock during the Lock- Up Period and no filing or other public announcement shall be made during the Lock-Up Period;

provided, that, in the case of clauses (i) and (ii) (a) no filing under Section 13 or Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock shall be required, other than Forms 5 and Schedule 13F and (b) no filing under Section 13 or Section 16(a) of the Exchange Act or other public announcement shall be voluntarily made by the undersigned, in the case of both clauses (a) and (b), during the Lock-Up Period, other than Forms 5 and Schedule 13F; provided further that in the case of any transfer or distribution pursuant to clauses (iii), (v), (vi), (vii) and (viii) (a) the recipient agrees to be bound in writing by the same restrictions set forth herein for the duration of the Lock-Up Period, (b) no filing under Section 13 or Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock shall be required during the Lock-Up Period, other than Forms 5 and Schedule 13F and (c) no filing under Section 13 of Section 16(a) of the Exchange Act or other public announcement shall be voluntarily made by the undersigned or the transferee during the Lock-Up Period, other than Forms 5 and Schedule 13F and (d) any such transfer shall not involve a disposition for value.

If the undersigned is an officer or director of the Issuer, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed shares of Common Stock the undersigned may purchase in the Offering. If the undersigned is an officer or director of the Issuer, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representatives will notify the Issuer of the impending release or waiver, and (ii) the Issuer has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

This agreement shall automatically terminate upon the earliest to occur, if any, of (i) the date that the Issuer advises the Representatives, or the Representatives advise the Issuer, in each case in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (ii) the date of termination of the Underwriting Agreement if prior to the closing of the Offering, or (iii) December 31, 2018, if the Offering has not been completed by such date.

Yours very truly,
By:
Name:
Title:

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[Form of Waiver of Lock-up]	ADDENDUM

PHASEBIO PHARMACEUTICALS, INC.

Public Offering of Common Stock

[insert date], 20__

[insert name receiving waiver]

[insert address]

Dear Mr./Ms. [insert name]:

This letter is being delivered to you in connection with the offering by PhaseBio Pharmaceuticals, Inc. (the “Issuer”) of [•] shares of common stock, $0.001 par value per share (the “Common Stock”), of the Issuer and the lock-up letter dated [•], 2018 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [insert date], 20[•], with respect to [•] shares of Common Stock (the “Shares”).

Citigroup Global Markets Inc. and Cowen and Company, LLC hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [insert date], 20[•]; provided, however, that such [waiver] [release] is conditioned on the Issuer announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Issuer of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,
Citigroup Global Markets Inc.
By:
Name:
Title:
Cowen and Company, LLC
By:
Name:
Title:

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